TRAEGER ANNOUNCES SECOND QUARTER FISCAL 2025 RESULTS
Announces Project Gravity Streamlining Plan With Initial Annualized Cost Savings Target of $30 Million
Provides FY25 Revenue, Gross Margin and Adjusted EBITDA Guidance

SALT LAKE CITY, Ut., August 6, 2025 (BUSINESS WIRE) -- Traeger, Inc. ("Traeger" or the "Company") (NYSE: COOK), creator and category leader of the wood pellet grill, today announced its financial results for the three months ended June 30, 2025.
Second Quarter FY25 Results
•Total revenues decreased 13.6% to $145.5 million
•Net loss of $7.4 million
•Adjusted EBITDA of $14.3 million
•Expects to offset approximately 80% of FY25 unmitigated tariff impact
•Targeting $30 million in annualized cost savings with Phase 1 of Project Gravity
Jeremy Andrus, CEO of Traeger, commented, "Our second quarter results reflect tariff related dynamics which impacted both sales and Adjusted EBITDA performance in the quarter. During the quarter, our team worked diligently to implement measures to mitigate our exposure to tariffs. These actions are expected to drive improvement to second half 2025 Adjusted EBITDA performance as compared to what we experienced in the second quarter."

"Given the uncertain macroeconomic backdrop, our focus this year is to protect profitability and cash flow. Our outlook for the Fiscal Year demonstrates our efforts in these areas, as we are expecting to offset approximately 80% of our $60 million of unmitigated tariff exposure," continued Mr. Andrus.

"Today, we are sharing details on our multi-step streamlining effort, Project Gravity, which I believe will unlock significant efficiencies and value at Traeger over time. The first phase of Project Gravity is expected to drive $30 million of annualized cost savings once fully implemented, with additional savings anticipated as we continue to develop and execute Phase 2 of the plan. I look forward to providing more details on Project Gravity in future updates," concluded Mr. Andrus.

Operating Results for the Second Quarter
Total revenue decreased by 13.6% to $145.5 million, compared to $168.5 million in the second quarter last year.
•Grills decreased 21.9% to $74.2 million as compared to the second quarter last year. The decrease was primarily driven by a decline in unit volume, partially offset by an increase in average selling price.
•Consumables increased 7.5% to $36.4 million as compared to the second quarter last year. The increase was driven by growth in wood pellet sales offset by a decline in food consumables sales.
•Accessories decreased 11.9% to $34.9 million as compared to the second quarter last year. This decrease was driven primarily by lower sales of MEATER smart thermometers.
North America revenue declined 11.5% in the second quarter compared to the prior year. Rest of World revenues declined 32.0% in the second quarter compared to the prior year.
Gross profit decreased to $57.0 million, compared to $72.3 million in the second quarter last year. Gross profit margin was 39.2% in the second quarter, compared to 42.9% in the same period last year. The decrease in gross margin was driven primarily by a shift in product fulfillment mix, tariff related costs and increased funding for promotional activities, partially offset by favorability in pellet margins.
Sales and marketing expenses were $24.8 million, compared to $28.2 million in the second quarter last year. The decrease in sales and marketing expense was driven by decreased demand creation and employee expenses.
General and administrative expenses were $26.0 million, compared to $30.5 million in the second quarter last year. The decrease in general and administrative expense was driven by lower stock-based compensation expense and lower costs related to legal matters, partially offset by higher employee costs.
Net loss was $7.4 million in the second quarter, or $0.06 per diluted share, as compared to a net loss of $2.6 million in the second quarter of last year, or $0.02 per diluted share.1
Adjusted net loss was $1.9 million, or $0.01 per diluted share as compared to adjusted net income of $7.3 million, or $0.06 per diluted share in the second quarter last year.2
Adjusted EBITDA was $14.3 million in the second quarter as compared to $26.8 million in the same period last year.2
1 There were no potentially dilutive securities outstanding as of June 30, 2025 and 2024.
2 Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Balance Sheet
Cash and cash equivalents at the end of the second quarter totaled $10.3 million, compared to $15.0 million at December 31, 2024.
Inventory at the end of the second quarter was $115.8 million, compared to $107.4 million at December 31, 2024.
Amendment to the Revolving Credit Facility was executed on August 5, 2025, extending the maturity date of an $82.5 million tranche to December 29, 2027, with a second tranche of $30.0 million maintaining the original maturity date of June 29, 2026.

Project Gravity
The Company is providing details on Project Gravity, a comprehensive strategic enterprise initiative designed to streamline operations, enhance organizational efficiency, and simplify the business. This initiative is expected to strengthen the Company’s financial foundation, improve profitability, and support continued investment in its core growth pillars. Project Gravity will be implemented through the end of 2026 and is a multi-step plan that is structured in two phases.
•Phase 1 includes actions already implemented or currently in progress. As part of this Phase, the Company executed a reduction in force in the second quarter of 2025. In addition, the Company is integrating MEATER's operations into Traeger's broader infrastructure, including a reduction in force of MEATER personnel and the closure of its Leicester, UK office. These actions are expected to deliver annualized cost savings of $30 million once fully implemented.
•Phase 2 consists of a comprehensive evaluation of the Company’s operations to identify additional opportunities for simplification and efficiency. This review is currently underway, and management expects to provide further updates as the strategic plan evolves.
Guidance For Full Year Fiscal 2025
Based on year to date performance and its outlook for the rest of the year, the Company is reinstating its total revenue, gross margin and Adjusted EBITDA guidance for Fiscal 2025.
•Total revenue is expected to be between $540 million and $555 million
•Gross Margin is expected to be between 40.5% and 41.5%
•Adjusted EBITDA is expected to be between $66 million and $73 million
A reconciliation of Adjusted EBITDA guidance to Net Loss on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision (benefit) for income taxes, interest expense, depreciation and amortization, other income, stock-based compensation, non-routine legal expenses, restructuring costs and employee retention tax credit all of which are adjustments to Adjusted EBITDA.
Conference Call Details
A conference call to discuss the Company's second quarter results is scheduled for Wednesday, August 6, 2025, at 4:30 p.m. ET. To participate, please dial (833) 470-1428 or +1 (404) 975-4839 for international callers, conference ID 399638. The conference call will also be webcast live at https://investors.traeger.com. A recording will be available shortly after the conclusion of the call. To access the replay, please dial (866) 813-9403, conference ID 534836. A replay of the webcast will also be available approximately two hours after the conclusion of the call on the Company's website at https://investors.traeger.com. A supplemental presentation has also been posted to the Company's website at https://investors.traeger.com.
About Traeger
Traeger Grills, headquartered in Salt Lake City, is the creator and category leader of the wood pellet grill, an outdoor cooking system that ignites all-natural hardwoods to grill, smoke, bake, roast, braise, and barbecue. In 2023, Traeger entered the griddle category, further establishing its leadership position in the outdoor cooking space. Traeger grills are versatile and easy to use, empowering cooks of all skill sets to create delicious meals with flavor that cannot be replicated. Grills are at the core of our platform and are complemented by Traeger wood pellets, rubs, sauces, accessories, and MEATER smart thermometers.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our organization focus, our mitigation efforts to offset the direct impact of tariffs, our Project Gravity initiative and its impact on our business including anticipated cost savings, our projected sales, and our anticipated full year Fiscal 2025 results. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, our history of operating losses; our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; United States trade policies that restrict imports or increase import tariffs, including the impact of recently implemented and proposed tariffs; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; the use of social media and community ambassadors affecting our reputation or subjecting us to fines or other penalties; issues in relation to environmental, social and governance matters; any decline in demand from certain retailers; risks associated with our significant international operations; our reliance on limited number of third-party manufacturers; and the other factors discussed under the caption "Risk Factors" in our periodic and current reports filed with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2024. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
CONTACT:
Investors:
Nick Bacchus
Traeger, Inc.
investor@traeger.com
Media:
The Brand Amp
Traeger@thebrandamp.com

TRAEGER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2025	December 31, 2024
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$10,301	$14,981
Accounts receivable, net	76,141	85,331
Inventories	115,795	107,367
Prepaid expenses and other current assets	18,068	35,444
Total current assets	220,305	243,123
Property, plant, and equipment, net	34,522	36,949
Operating lease right-of-use assets	41,857	44,370
Goodwill	74,725	74,725
Intangible assets, net	407,787	428,536
Other non-current assets	1,424	2,974
Total assets	$780,620	$830,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$13,573	$27,701
Accrued expenses	48,154	82,143
Line of credit	9,000	5,000
Current portion of notes payable	250	250
Current portion of operating lease liabilities	3,827	3,790
Other current liabilities	757	3,357
Total current liabilities	75,561	122,241
Notes payable, net of current portion	399,018	398,445
Operating leases liabilities, net of current portion	24,831	26,646
Deferred tax liability	6,359	6,376
Other non-current liabilities	605	539
Total liabilities	506,374	554,247
Commitments and contingencies—See Note 10
Stockholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized and no shares issued or outstanding as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized
Issued and outstanding shares - 135,873,828 and 130,648,819 as of June 30, 2025 and December 31, 2024	14	13
Additional paid-in capital	969,038	960,966
Accumulated deficit	(697,047)	(688,885)
Accumulated other comprehensive income	2,241	4,336
Total stockholders’ equity	274,246	276,430
Total liabilities and stockholders’ equity	$780,620	$830,677

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$145,483	$168,471	$288,766	$313,385
Cost of revenue	88,483	96,143	172,307	178,494
Gross profit	57,000	72,328	116,459	134,891
Operating expenses:
Sales and marketing	24,779	28,224	46,989	49,903
General and administrative	26,032	30,491	51,051	62,629
Amortization of intangible assets	8,816	8,818	17,634	17,637
Restructuring costs	3,468	—	3,468	—
Total operating expense	63,095	67,533	119,142	130,169
Income (loss) from operations	(6,095)	4,795	(2,683)	4,722
Other income (expense):
Interest expense	(8,091)	(8,678)	(15,984)	(16,774)
Other income, net	6,411	1,281	8,514	4,957
Total other expense	(1,680)	(7,397)	(7,470)	(11,817)
Loss before provision (benefit) for income taxes	(7,775)	(2,602)	(10,153)	(7,095)
Provision (benefit) for income taxes	(391)	(24)	(1,991)	166
Net loss	$(7,384)	$(2,578)	$(8,162)	$(7,261)
Net loss per share, basic and diluted	$(0.06)	$(0.02)	$(0.06)	$(0.06)
Weighted average common shares outstanding, basic and diluted	133,289,523	127,138,825	131,311,862	126,175,888
Other comprehensive income (loss):
Foreign currency translation adjustments	$121	$(1)	$(151)	$86
Amortization of dedesignated cash flow hedge	(938)	(1,825)	(1,944)	(4,050)
Total other comprehensive loss	(817)	(1,826)	(2,095)	(3,964)
Comprehensive loss	$(8,201)	$(4,404)	$(10,257)	$(11,225)

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,162)	$(7,261)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property, plant and equipment	6,556	6,879
Amortization of intangible assets	20,996	21,313
Amortization of deferred financing costs	954	1,008
Loss (gain) on disposal of property, plant and equipment	(23)	410
Stock-based compensation expense	9,145	17,163
Unrealized loss on derivative contracts	1,432	175
Amortization of dedesignated cash flow hedge	(1,944)	(4,050)
Change in contingent consideration	—	(15,000)
Other non-cash adjustments	787	1,011
Change in operating assets and liabilities:
Accounts receivable	9,182	(29,295)
Inventories	(8,428)	5,140
Prepaid expenses and other current assets	14,477	4,756
Other non-current assets	84	74
Accounts payable and accrued expenses	(47,601)	(1,054)
Net cash provided by (used in) operating activities	(2,545)	1,269
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant, and equipment	(4,451)	(7,734)
Capitalization of patent costs	(246)	(239)
Proceeds from sale of property, plant, and equipment	47	83
Net cash used in investing activities	(4,650)	(7,890)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	43,000	42,000
Repayments on line of credit	(39,000)	(46,900)
Repayments of long-term debt	(125)	(125)
Principal payments on finance lease obligations	(287)	(250)
Taxes paid related to net share settlement of equity awards	(1,073)	—
Net cash provided by (used in) financing activities	2,515	(5,275)
Net decrease in cash and cash equivalents	(4,680)	(11,896)
Cash and cash equivalents at beginning of period	14,981	29,921
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$10,301	$18,025

TRAEGER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

(Continued)	Six Months Ended June 30,
	2025	2024
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$16,996	$19,783
Income taxes paid, net of refunds	$1,380	$363
NON-CASH FINANCING AND INVESTING ACTIVITIES
Equipment purchased under finance leases	$369	$204
Property, plant, and equipment included in accounts payable and accrued expenses	$11	$626

TRAEGER, INC.
RECONCILIATIONS OF AND OTHER INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES
(unaudited)
In addition to our results and measures of performance determined in accordance with U.S. GAAP, we believe that certain non-GAAP financial measures are useful in evaluating and comparing our financial and operational performance over multiple periods, identifying trends affecting our business, formulating business plans and making strategic decisions.
Each of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Net Income (Loss) per share, Adjusted EBITDA Margin, and Adjusted Net Income (Loss) Margin are key performance measures that our management uses to assess our financial performance and is also used for internal planning and forecasting purposes. We believe that these non-GAAP financial measures are useful to investors and other interested parties in analyzing our financial performance because they provide a comparable overview of our operations across historical periods. In addition, we believe that providing each of Adjusted EBITDA and Adjusted Net Income (Loss), together with a reconciliation of Net Loss to each such measure, and providing Adjusted Net Income (Loss) per share, together with a reconciliation of Net Loss per share to such measure, and Adjusted EBITDA Margin and Adjusted Net Income (Loss) Margin, together with a reconciliation of Net Loss Margin to such measures, helps investors make comparisons between our company and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation. For example, due to finite-lived intangible assets included on our balance sheet following our corporate reorganization in 2017, we have significant non-cash amortization expense attributable to the nature of our capital structure.
Each of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Net Income (Loss) per share are used by our management team as an additional measure of our performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Net Income (Loss) per share help our management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of Net Loss or Income (Loss) from Continuing Operations or Net Loss per share. In addition, we may use Adjusted EBITDA in the incentive compensation programs applicable to some of our employees. Each of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Net Income (Loss) per share has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.
The following table presents a reconciliation of Net Loss, Net Loss Margin and Net Loss per share, the most directly comparable financial measures calculated in accordance with U.S. GAAP, to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Net Income (Loss) Margin and Adjusted Net Income (Loss) per share, respectively, on a consolidated basis.

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(dollars in thousands, except share and per share amounts)
Net loss	$(7,384)	$(2,578)	$(8,162)	$(7,261)
Adjustments:
Other income (1)	(2,685)	(3,688)	(6,102)	(9,550)
Stock-based compensation	3,969	7,065	9,145	17,163
Non-routine legal expenses (2)	10	1,600	18	1,702
Amortization of acquisition intangibles (3)	8,111	8,255	16,222	16,510
Restructuring costs (4)	3,468	—	3,468	—
Employee retention tax credit (5)	(5,067)	—	(5,067)	—
Tax impact of adjusting items (6)	(2,358)	(3,385)	(4,892)	(6,612)
Adjusted net income (loss)	$(1,936)	$7,269	$4,630	$11,952

Net loss	$(7,384)	$(2,578)	$(8,162)	$(7,261)
Adjustments:
Provision (benefit) for income taxes	(391)	(24)	(1,991)	166
Interest expense	8,091	8,678	15,984	16,774
Depreciation and amortization	13,308	13,944	27,550	28,191
Other income (7)	(1,747)	(1,863)	(4,158)	(5,500)
Stock-based compensation	3,969	7,065	9,145	17,163
Non-routine legal expenses (2)	10	1,600	18	1,702
Restructuring costs (4)	3,468	—	3,468	—
Employee retention tax credit (5)	(5,067)	—	(5,067)	—
Adjusted EBITDA	$14,257	$26,822	$36,787	$51,235

Revenue	$145,483	$168,471	$288,766	$313,385
Net loss margin	(5.1)%	(1.5)%	(2.8)%	(2.3)%
Adjusted net income (loss) margin	(1.3)%	4.3%	1.6%	3.8%
Adjusted EBITDA margin	9.8%	15.9%	12.7%	16.3%

Net loss per diluted share	$(0.06)	$(0.02)	$(0.06)	$(0.06)
Adjusted net income (loss) per diluted share	$(0.01)	$0.06	$0.04	$0.09
Weighted average common shares outstanding - diluted	133,289,523	127,138,825	131,311,862	126,175,888
(1)Represents realized and unrealized (gains) losses on the interest rate swap, including amortization of dedesignated cash flow hedge, losses on the disposal of property, plant, and equipment, and unrealized (gains) losses from foreign currency transactions and derivatives.
(2)Represents external legal expenses incurred in connection with the defense of a class action lawsuit and intellectual property litigation.
(3)Represents the amortization expense associated with intangible assets recorded in connection with the 2017 acquisition of Traeger Pellet Grills Holdings LLC.
(4)Represents costs incurred in connection with Project Gravity primarily related to severance and other personnel costs.
(5)Represents the total benefit recorded associated with the refund from the Internal Revenue Service in connection with the Employee Retention Tax Credit.
(6)Represents the tax effect of non-GAAP adjustments calculated at an estimated blended statutory tax rate of 25.7% for the three and six months ended June 30, 2025, and 25.6% and 25.2% for the three and six months ended June 30, 2024, respectively.
(7)Represents realized and unrealized (gains) losses on the interest rate swap, losses on the disposal of property, plant, and equipment, and unrealized (gains) losses from foreign currency transactions and derivatives.